EXHIBIT 99

                               PRESS RELEASE

             NTL INCORPORATED CONFIRMS TALKS WITH TELEWEST plc



          New York, NY; Farnborough, Hampshire (August 4, 1997)-- In response to articles today in the British financial press regarding talks with Telewest plc, NTL Incorporated (NASDAQ:
     NTLI; EASDAQ: NTLI.ED) confirmed today that it was engaged in early stage preliminary talks with Telewest plc with regard to a possible business transaction. NTL noted that as a participant in the highly dynamic and consolidating U.K. telecommunications industry, it frequently engages in talks with industry participants on a variety of issues, including strategic matters. NTL said that in keeping with its policies, it does not intend to comment further on this matter unless and until such talks have been successfully concluded.



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